Exhibit 11.1

Computation of Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except share and per share data	Income (Numerator)	Shares (Denominator)	Per Share Amount

Three Months Ended June 30, 2001

Basic loss per share
Loss available to common shareholders	$(5,915)	11,787,725	$(0.50)

Effect of Dilutive Securities:
Class A Warrants	—
Director and Employee Options	—
Class B Warrants	—

Diluted loss per share
Loss available to common shareholders	$(5,915)	11,787,725	$(0.50)

Three Months Ended June 30, 2000

Basic earnings per share
Income available to common shareholders	$(6,313)	11,836,585	$(0.53)

Effect of Dilutive Securities:
Class A Warrants	—
Director and Employee Options	—
Class B Warrants	—

Diluted earnings per share
Income available to common shareholders	$(6,313)	11,836,585	$(0.53)

Six Months Ended June 30, 2001

Basic loss per share
Loss available to common shareholders	$(9,858)	11,785,000	$(0.84)

Effect of Dilutive Securities:
Class A Warrants	—
Director and Employee Options	—
Class B Warrants	—

Diluted loss per share
Loss available to common shareholders	$(9,858)	11,785,00	$(0.84)

Six Months Ended June 30, 2000

Basic earnings per share
Income available to common shareholders	$(13,619)	11,706,242	$(1.16)

Effect of Dilutive Securities:
Class A Warrants	—
Director and Employee Options	—
Class B Warrants	—

Diluted earnings per share
Income available to common shareholders	$(13,619)	11,706,242	$(1.16)